                                    EXHIBIT 5


                                December 10, 1999



Heartport, Inc.
700 Bay Road
Redwood City,  California 94063

     Re:  Heartport, Inc. Registration Statement for Offering of
          1,626,153 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,500,000 shares of Common Stock under the 1999 Supplemental Stock Option Plan and 126,153 shares of Common Stock under the Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Supplemental Stock Option Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,



                                         /s/ GUNDERSON DETTMER STOUGH VILLENEUVE
                                             FRANKLIN & HACHIGIAN, LLP
                                         -----------------------------------
                                         Gunderson Dettmer Stough Villeneuve
                                         Franklin & Hachigian, LLP